EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A, of our report dated June 18, 2013, of UA Granite Corporation relating to the financial statements as of March 31, 2013 and for the period from February 14, 2013 (inception) to March 31, 2013, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/  M&K CPAS, PLLC
       M&K CPAS, PPLC

www.mkacpas.com
Houston, Texas

September 6, 2013